EXHIBIT 4.1











                                              SOUTHERN UNION COMPANY

                                           2003 STOCK AND INCENTIVE PLAN



                                                 TABLE OF CONTENTS


                                                                                                               Page


I.       PURPOSES.................................................................................................1
1.1      Purposes.................................................................................................1
1.2      Types of Awards..........................................................................................1
1.3      Effectiveness............................................................................................1

II.      CERTAIN DEFINITIONS......................................................................................2
2.1      Arbitration Notice.......................................................................................2
2.2      Available Shares.........................................................................................2
2.3      Award....................................................................................................2
2.4      Award Agreement..........................................................................................2
2.5      Board of Directors.......................................................................................2
2.6      Business Day.............................................................................................2
2.7      Change in Control........................................................................................2
2.8      Code.....................................................................................................3
2.9      Committee................................................................................................3
2.10     Company..................................................................................................3
2.11     Covered Event............................................................................................3
2.12     Date of Grant............................................................................................3
2.13     Deferred Stock Plan......................................................................................3
2.14     Designated Beneficiary...................................................................................3
2.15     Disability...............................................................................................3
2.16     Dispute..................................................................................................3
2.17     Dividend Equivalent......................................................................................4
2.18     Effective Date...........................................................................................4
2.19     Eligible Individuals.....................................................................................4
2.20     Exchange Act.............................................................................................4
2.21     Exercise Notice..........................................................................................4
2.22     Exercise Price...........................................................................................4
2.23     Fair Market Value........................................................................................4
2.24     Holder...................................................................................................5
2.25     Incentive Option.........................................................................................5
2.26     Linked Stock Appreciation Right..........................................................................5
2.27     Maximum Shares...........................................................................................5
2.28     NASDAQ...................................................................................................5
2.29     Non-Employee Director....................................................................................5
2.30     Non-Linked Stock Appreciation Right......................................................................5
2.31     Nonstatutory Option......................................................................................5
2.32     Normal Retirement........................................................................................5
2.33     Option...................................................................................................6
2.34     Option Agreement.........................................................................................6
2.35     Other Equity-Based Right.................................................................................6
2.36     Outside Director.........................................................................................6
2.37     Performance Period.......................................................................................6
2.38     Performance Unit.........................................................................................6
2.39     Person...................................................................................................6
2.40     Plan.....................................................................................................6
2.41     Reload Option............................................................................................6
2.42     Restricted Stock Award...................................................................................6
2.43     Rule 16b-3...............................................................................................6
2.44     SAR Exercise Price.......................................................................................6
2.45     Section 162(m)...........................................................................................6
2.46     Securities Act...........................................................................................6
2.47     Stock....................................................................................................7
2.48     Stock Appreciation Right.................................................................................7
2.49     Stock Award..............................................................................................7
2.50     Stock Bonus Award........................................................................................7
2.51     Subsidiary...............................................................................................7
2.52     Ten Percent Shareholder..................................................................................7
2.53     Voting Securities........................................................................................7

III.     SHARES OF STOCK SUBJECT TO THE PLAN......................................................................7
3.1      Maximum Shares...........................................................................................7
3.2      Available Shares.........................................................................................8
3.3      Restoration of Unused Shares.............................................................................8
3.4      Description of Shares....................................................................................8
3.5      Listing, Registration, etc. of Shares....................................................................8
3.6      Reduction in Outstanding Shares of Stock.................................................................8

IV.      ADMINISTRATION OF THE PLAN...............................................................................9
4.1      Committee................................................................................................9
4.2      Duration, Removal, Etc...................................................................................9
4.3      Meetings and Actions of Committee........................................................................9
4.4      Committee's Powers......................................................................................10
4.5      Counsel, Consultants and Agents.........................................................................10

V.       ELIGIBILITY AND PARTICIPATION; CERTAIN AWARD TERMS......................................................11
5.1      Eligible Individuals....................................................................................11
5.2      Limitation for Incentive Options........................................................................11
5.3      Grant of Awards.........................................................................................11
5.4      Date of Grant...........................................................................................11
5.5      Award Agreements........................................................................................12
5.6      No Right to Award.......................................................................................12
5.7      Limitation on Individual Awards.........................................................................12
5.8      Payment of Taxes........................................................................................12
5.9      Forfeiture and Restrictions on Transfer; Other Conditions...............................................13

VI.      TERMS AND CONDITIONS OF OPTIONS.........................................................................13
6.1      Number of Shares; Type of Award.........................................................................14
6.2      Vesting.................................................................................................14
6.3      Expiration..............................................................................................14
6.4      Exercise Price..........................................................................................14
6.5      Method of Exercise......................................................................................14
6.6      Incentive Option Exercises and Disqualifying Dispositions...............................................15
6.7      Medium and Time of Payment..............................................................................15
6.8      Payment with Sale Proceeds..............................................................................16
6.9      Reload Provisions.......................................................................................16
6.10     Limitation on Aggregate Value of Shares That May Become First  Exercisable  During Any Calendar Year Under
                  an Incentive Option............................................................................17
6.11     No Fractional Shares....................................................................................17
6.12     Other Provisions Regarding Incentive Options............................................................17

VII.     STOCK APPRECIATION RIGHTS...............................................................................18
7.1      Type of Award...........................................................................................18
7.2      Linked Stock Appreciation Rights........................................................................18
7.3      Non-Linked Stock Appreciation Rights....................................................................19
7.4      Method of Exercise......................................................................................20
7.5      Limitations on Rights...................................................................................20
7.6      Payment of Rights.......................................................................................20

VIII.    STOCK AWARDS............................................................................................20
8.1      Number of Shares; Type of Award.........................................................................21
8.2      Restrictions Applicable to Restricted Stock Awards......................................................21
8.3      Stock Bonus Awards......................................................................................22
8.4      Purchase and Payment....................................................................................22

IX.      PERFORMANCE UNITS.......................................................................................23
9.1      Number of Units.........................................................................................23
9.2      Performance Period, Vesting, Etc........................................................................23
9.3      Multiple Grants.........................................................................................23
9.4      Performance Standards...................................................................................23
9.5      Modification of Standards...............................................................................24
9.6      Payment for Units.......................................................................................24

X.       DIVIDEND EQUIVALENTS....................................................................................24
10.1     Number of Shares to which Dividend Equivalent Relates...................................................25
10.2     Vesting.................................................................................................25
10.3     Expiration of Dividend Equivalent.......................................................................25
10.4     Value of Dividend Equivalent............................................................................25
10.5     Limitations on Rights...................................................................................25
10.6     Payment of Dividend Equivalent..........................................................................25

XI.      OTHER EQUITY-BASED RIGHTS...............................................................................26

XII.     CHANGE IN CONTROL PROVISIONS............................................................................27
12.1     Changes in Control......................................................................................27

XIII.    ADDITIONAL PROVISIONS...................................................................................27
13.1     Adjustment of Awards and Authorized Stock...............................................................28
13.2     Termination of Employment Other than for Death, Disability or Normal Retirement.........................29
13.3     Termination of Employment for Death or Disability.......................................................31
13.4     Termination of Employment for Normal Retirement.........................................................32
13.5     Cause of Termination; Employment Relationship...........................................................33
13.6     Exercise Following Death or Disability..................................................................34
13.7     Transferability of Awards...............................................................................34
13.8     Delivery of Certificates of Stock.......................................................................35
13.9     Certain Conditions......................................................................................35
13.10    Certain Directors and Officers..........................................................................36
13.11    Securities Act Legend...................................................................................36
13.12    Legend for Restrictions on Transfer.....................................................................37
13.13    Rights as a Stockholder; Dividends......................................................................37
13.14    No Interest.............................................................................................37
13.15    Furnishing of Information...............................................................................37
13.16    No Obligation to Exercise...............................................................................38
13.17    Remedies................................................................................................38
13.18    Certain Information Confidential........................................................................38
13.19    Consideration...........................................................................................38
13.20    Deferral of Payment.....................................................................................38
13.21    Optional Acceleration, Etc..............................................................................39
13.22    Dispute Resolution......................................................................................40

XIV.     DURATION AND AMENDMENT OF PLAN AND AWARD AGREEMENTS.....................................................41
14.1     Duration................................................................................................41
14.2     Amendment...............................................................................................41

XV.      GENERAL.................................................................................................42
15.1     Application of Funds....................................................................................42
15.2     Right of the Company and Subsidiaries to Terminate Employment...........................................42
15.3     No Liability for Good Faith Determinations..............................................................43
15.4     Other Benefits..........................................................................................43
15.5     Exclusion From Pension and Profit-Sharing Compensation..................................................43
15.6     Execution of Receipts and Releases......................................................................43
15.7     Unfunded Plan...........................................................................................44
15.8     No Guarantee of Interests...............................................................................44
15.9     Payment of Expenses.....................................................................................44
15.10    Company Records.........................................................................................44
15.11    No Liability of Company.................................................................................44
15.12    Company Action..........................................................................................44
15.13    Severability............................................................................................44
15.14    Notices.................................................................................................45
15.15    No Waiver...............................................................................................45
15.16    Successors..............................................................................................45
15.17    Further Assurances......................................................................................45
15.18    Governing Law...........................................................................................45
15.19    Jurisdiction and Venue..................................................................................45
15.20    Interpretation..........................................................................................46
15.21    No Representations......................................................................................46


                             SOUTHERN UNION COMPANY

                          2003 STOCK AND INCENTIVE PLAN


                                       I.

                                    PURPOSES

1.1 Purposes. The purposes of this 2003 Stock and Incentive Plan (as the same may be amended from time to time, the "Plan") are (i) to advance the interest of Southern Union Company, a Delaware corporation (the "Company"), and its Subsidiaries (as defined below) and shareholders by strengthening the ability of the Company and its Subsidiaries to attract and retain salaried employees of experience and ability and (ii) to furnish an additional incentive to such persons to expend their best efforts on behalf of the Company or any such Subsidiary.

1.2 Types of Awards. The Plan provides for the granting of the following types of awards:


(a) Incentive Options (as defined below);

(b) Nonstatutory Options (as defined below);

(c) Stock Appreciation Rights (as defined below);

(d) Stock Awards (as defined below);

(e) Performance Units (as defined below);

(f) Dividend Equivalents (as defined below); and

(g) Other Equity-Based Rights (as defined below).

1.3 Effectiveness. The Plan shall become effective as of _________________, 2003, the date the Plan was adopted by the board of directors of the Company (the "Effective Date"), and Awards (as defined below) may be made hereunder immediately; provided that no Award shall be effective unless and until the Plan has been approved by the Massachusetts Department of Telecommunications and Energy and by the shareholders of the Company and if either such approval is not obtained any Awards previously given shall automatically be void. Further, the status of any Award granted hereunder as an Incentive Option shall be subject to such approval by the shareholders of the Company taking place within twelve (12) months after the Effective Date.

                                      II.

                               CERTAIN DEFINITIONS

         In addition to any terms defined elsewhere in the Plan, the following capitalized terms shall have the following respective meanings as used in the
Plan:

2.1 "Arbitration Notice" has the meaning given to that term in Section 13.22.

2.2 "Available Shares" has the meaning given to that term in Section 3.2.

2.3 "Award" means the grant of any form of Option, Stock Appreciation
Right, Stock Award, Performance Unit, Dividend Equivalent or Other Equity-Based Right under the Plan, whether granted singly, in combination, or in tandem, to a Holder pursuant to such terms, conditions and limitations as the Committee may establish from time to time in order to fulfill the objectives of the Plan.

2.4 "Award Agreement" means the written document or agreement evidencing the grant of an Award by the Company to a Holder and any additional terms, conditions or limitations with respect to such grant.

2.5 "Board of Directors" means the board of directors of the Company.

2.6 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

2.7 "Change in Control" means:

(a) Any "person" (solely for purposes of this Section 2.7, defined as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a "person" who together with all members of such "person's" family as of the Effective Date was the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the Company's Stock, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's outstanding Voting Securities;

(b) There is a change in the composition of the Board of Directors over a period of twenty-four (24) consecutive months or less such that a majority of the members of the Board of Directors (rounded up to the next whole number) cease to be individuals who either (x) have been members of the Board of Directors continuously since the beginning of such period or (y) have been elected or nominated for election as members of the Board of Directors during such period by at least two-thirds (2/3) of the members of the Board of Directors described in clause (x) who were still in office at the time such election or nomination was approved by the Board of Directors; or

(c) The sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

2.8 "Code" means the Internal Revenue Code of 1986, as amended.

2.9 "Committee" means the committee appointed by the Board of Directors pursuant to Article IV to administer the Plan.

2.10 "Company" has the meaning given to that term in Section 1.1.

2.11 "Covered Event" means (a) the commission by a Holder of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary; (b) the commission by a Holder of an act of fraud in the performance of such Holder's duties on behalf of the Company or a Subsidiary; (c) the continuing failure of a Holder to perform the duties of such Holder to the Company or a Subsidiary (other than such failure resulting from the Holder's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Holder by the Company; or (d) the order of a court of competent jurisdiction requiring the termination of the Holder's employment.

2.12 "Date of Grant" has the meaning given to that term in Section 5.4 or (with respect to Reload Options) Section 6.9.

2.13 "Deferred Stock Plan" means, initially, the Southern Union Company Executive Deferred Stock Plan, effective as of January 1, 2000, as amended from time to time, and any other nonqualified deferred compensation arrangement pursuant to which the Committee may determine, from time to time, that a Holder may defer the payment of cash or Stock in connection with an Award under Section 13.20.

2.14 "Designated Beneficiary" has the meaning given to that term in Section
     13.6.

2.15 "Disability" has the meaning given it in the employment agreement between the Company or a Subsidiary and the Holder; provided, however, that if the Holder has no such employment agreement or such term is not defined in the employment agreement, "Disability" shall mean that (1) the Committee has determined that the Holder has a permanent physical or mental impairment of sufficient severity as to prevent the Holder from performing duties for the Company or Subsidiary, as applicable, and (2) the Committee or the Company or the relevant Subsidiary has provided written notice to the Holder that the Holder's employment is terminated due to a permanent "Disability" pursuant to this Section. The Committee may establish any process or procedure it deems appropriate for determining whether a Holder has a "Disability."

2.16 "Dispute" has the meaning given to that term in Section 13.22.

2.17 "Dividend Equivalent" means an Award granted pursuant to Article X of the Plan.

2.18 "Effective Date" has the meaning given to that term in Section 1.3.

2.19 "Eligible Individuals" means officers who are salaried employees and other salaried employees of the Company or any of its Subsidiaries.

2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.21 "Exercise Notice" has the meaning given to that term in Section 6.5 (with respect to Options) or Section 7.4 (with respect to Stock Appreciation Rights).

2.22  "Exercise Price" has the meaning given to that term in Section 6.4 .

2.23 "Fair Market Value" means a per share value defined as follows, for a particular day:

(a) Subject to Paragraph 2.23(e), if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national securities exchange at the date of determination of Fair Market Value, then the closing price of one share on that exchange (or, if more than one exchange, the exchange determined by the Committee to be used for such purpose) on the date in question or, if such day is not a Business Day or no such closing price is reported for that day, on the last Business Day for which such a closing price is reported before the date in question, in any case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that exchange; or

(b) Subject to Paragraph 2.23(e), if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 2.23(a) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations ("NASDAQ") National Market System (or such other system then in use) at the date of determination of Fair Market Value, then the closing price of one share as reported on the NASDAQ National Market System (or such other system then in use) on the date in question or, if such day is not a Business Day or no such closing price is reported that day, on the last Business Day for which such a closing price is reported before the date in question; or

(c) Subject to Paragraph 2.23(e), if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 2.23(a) and closing prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or such other system then in use) as provided in Paragraph 2.21(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determination of Fair Market Value, then the mean between the high bid and low asked prices on the date in question or, if such day is not a Business Day or no such prices are reported that day, on the last Business Day for which such prices are reported before the date in question; or

(d) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 2.23(a) and closing prices therefor are not reported by the NASDAQ National Market System as provided in Paragraph 2.23(b) and bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Paragraph 2.21(c) at the date of determination of Fair Market Value, then the value determined by the Committee; or

(e) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Paragraph 2.23(a) or closing prices therefor are reported by the NASDAQ National Market System as provided in Paragraph 2.23(b) or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Paragraph 2.21(c) at the date of determination of Fair Market Value, but the volume of trading is so low that the Committee determines that such prices are not indicative of the fair value of the Stock, then the value determined by the Committee.

2.24 "Holder" means an Eligible Individual to whom an Award has been granted.

2.25 "Incentive Option" means an incentive stock option as defined under Section 422 of the Code.

2.26 "Linked Stock Appreciation Right" has the meaning given to that term in
     Section 7.1.

2.27 "Maximum Shares" has the meaning given to that term in Section 3.1

2.28 "NASDAQ" has the meaning given to that term in Section 2.23.

2.29 "Non-Employee Director" means a person who is a "Non-Employee Director" as that term is used in Rule 16b-3

2.30 "Non-Linked Stock Appreciation Right" has the meaning given to that term in
     Section 7.1.

2.31 "Nonstatutory Option" means a stock option that (i) does not satisfy the requirements for an incentive stock option under Section 422 of the Code; (ii) that is designated at the Date of Grant or in the applicable Option Agreement to be an option other than an Incentive Option; or (iii) is modified in accordance with Paragraph 14.2(b) to be an option other than an Incentive Option.

2.32 "Normal Retirement" means the termination of the Holder's employment with the Company and its Subsidiaries on account of retirement at any time on or after the date on which the Holder attains fifty-five (55) (but for purposes of clarification excludes any termination of employment as a result of a Covered Event).

2.33 "Option" means either an Incentive Option or a Nonstatutory Option, or both.

2.34 "Option Agreement" means an Award Agreement for an Option.

2.35 "Other Equity-Based Right" means an Award granted under Article XI of the Plan.

2.36 "Outside Director" means an "outside director" as that term is used in
     Section 162(m).

2.37 "Performance Period" means a period over which performance is measured for the purpose of determining the payment value of Performance Units.

2.38 "Performance Unit" means a unit representing a contingent right to receive a specified amount of cash or shares of Stock at the end of a Performance Period.

2.39 "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, association, limited liability company, joint stock company, government or any department or agency thereof, or any other form of association or entity.

2.40 "Plan" has the meaning given to that term in Section 1.1.

2.41 "Reload Option" has the meaning given to that term in Section 6.9.

2.42 "Restricted Stock Award" means the grant or purchase, on the terms, conditions and limitations that the Committee determines or on the terms, conditions and limitations of Article VIII, of Stock that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met; provided, however, that this term shall not apply to shares of Stock issued or transferred in connection with the exercise or settlement of an Option, a Stock Appreciation Right, a Performance Unit, a Dividend Equivalent or an Other Equity-Based Right, whether or not such shares of Stock are nontransferable or subject to substantial risk of forfeiture when issued or transferred.

2.43 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act.

2.44 "SAR Exercise Price" means the price specified in the Award Agreement related to a Non-Linked Stock Appreciation Right as the exercise price per share of Stock for that Non-Linked Stock Appreciation Right.

2.45 "Section 162(m)" means Section 162(m) of the Code.

2.46 "Securities Act" means the Securities Act of 1933, as amended.

2.47 "Stock" means the Company's authorized common stock, par value $1.00 per share, or any other securities, property or assets that are substituted for the Stock as provided in Section 13.1.

2.48 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over, as appropriate, the Exercise Price of a related Option or over the SAR Exercise Price.

2.49 "Stock Award" means the grant or purchase, on the terms, conditions and limitations that the Committee determines or on the terms, conditions and limitations of Article VIII, of a Restricted Stock Award or a Stock Bonus Award.

2.50 "Stock Bonus Award" means the grant or purchase, on the terms, conditions and limitations that the Committee determines or on the terms, conditions and limitations of Article VIII, of Stock that is not subject to a substantial risk of forfeiture if conditions imposed by the Committee are not satisfied; provided, however, that this term shall not apply to shares of Stock issued or transferred in connection with the exercise or settlement of an Option, a Stock Appreciation Right, a Performance Unit, a Dividend Equivalent or an Other Equity-Based Right, whether or not such shares of Stock are nontransferable or subject to substantial risk of forfeiture when issued or transferred.

2.51 "Subsidiary" means an entity, as may from time to time be designated by the Committee, that is (i) a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code), or (ii) any other entity that the Company controls, directly or indirectly. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of Voting Securities, by contract or otherwise.

2.52 "Ten Percent Shareholder" shall have the meaning given to that term in
     Section 5.2.

2.53 "Voting Securities" means any securities that at the applicable time are entitled to vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

                                      III.

                       SHARES OF STOCK SUBJECT TO THE PLAN

3.1 Maximum Shares. Subject to the provisions of Section 3.6 and Section 13.1, the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan (the "Maximum Shares") shall be Seven Million (7,000,000); provided, however, that, notwithstanding anything to the contrary contained herein, the total number of shares of stock that can be issued or transferred pursuant to Stock Awards, Performance Units and Other Equity Based Rights shall not exceed Seven Hundred Twenty-Five Thousand (725,000) Shares.

3.2 Available Shares. Except as otherwise provided in Section 3.3, at any time, the number of shares of Stock that may then be made subject to issuance or transfer pursuant to new Awards under the Plan (the "Available Shares") shall be equal to (a) the number of Maximum Shares minus (b) the sum of (1) the number of shares of Stock subject to issuance or transfer upon exercise or settlement of then outstanding Awards (provided that shares of Stock subject to issuance or transfer upon exercise or settlement of then outstanding Linked Stock Appreciation Rights shall only be counted once, and not for both the Option and related Linked Stock Appreciation Right and provided further that Awards that may but need not be settled in Stock shall be charged against the number of Maximum Shares in such amounts and at such times as the Committee shall determine from time to time) and (2) the number of shares of Stock that have been issued or transferred upon exercise or settlement of Awards.

3.3 Restoration of Unused Shares. If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable, for any reason, including because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of Maximum Shares in calculating the number of Available Shares under Section 3.2 and shall again be included in Available Shares.

3.4 Description of Shares. The shares of Stock to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Company, or (c) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time. All shares of Stock issued or transferred as provided in the Plan shall be fully paid and non-assessable to the extent permitted by law.

3.5 Listing, Registration, etc. of Shares. If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the shares of Stock covered by the Plan upon any national securities exchange or other trading system or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or transfer of shares of Stock under the Plan, no shares of Stock shall be issued or transferred under the Plan unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors. Nothing in the Plan shall require the Company to list, register or qualify any securities, to obtain any such consent or approval, or to maintain any such listing, registration, qualification, consent or approval.

3.6 Reduction in Outstanding Shares of Stock. Nothing in this Article III shall impair the right of the Company to reduce the number of outstanding shares of Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested, or (b) impair the status of any shares of Stock previously issued or transferred pursuant to an Award or thereafter issued or transferred pursuant to a then-outstanding Award as duly authorized, validly issued, fully paid, and nonassessable shares.

                                      IV.

                           ADMINISTRATION OF THE PLAN

4.1 Committee. The Board of Directors shall designate the Committee to administer the Plan, each member of which shall at all times be (a) a Non-Employee Director and (b) an Outside Director. The number of individuals that shall constitute the Committee shall be determined from time to time by the Board of Directors, but shall be no fewer than two (2) individuals.

4.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership on the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two (2) or any other number that Rule 16b-3 or Section 162(m) may require from time to time.

4.3 Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until the director ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at such times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of the Plan, the Certificate of Incorporation of the Company, the Bylaws of the Company, Rule 16b-3 and Section 162(m), to the extent applicable, as the Committee may deem advisable.

4.4 Committee's Powers. Subject to the express provisions of the Plan, any applicable Award Agreement, Rule 16b-3 and Section 162(m), to the extent applicable, the Committee shall have the authority (a) to adopt, amend, and rescind administrative, interpretive and other rules and regulations relating to the Plan; (b) to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) to determine the number of shares of Stock, or amount of cash or other property or assets, that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement and any amendments thereto, including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, Stock Appreciation Rights and other Awards, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of termination of employment on the Award, and (iv) except as provided in Section 13.5, the effect of leaves of absence and the effect of transfers of an Eligible Individual's employment from the Company to a Subsidiary or from a Subsidiary to the Company (consistent with any applicable regulations of the Internal Revenue Service and any other requirements of applicable law with respect to the same); (e) to construe the respective Award Agreements, the Plan, and any rules or regulations with respect thereto; (f) to make determinations of the Fair Market Value of the Stock pursuant to the Plan; (g) to amend any Award Agreement or waive any provision, condition or limitation thereof; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to Eligible Individuals;
(i) to take or refrain from taking such other actions as are described in the Plan as within the purview of the Committee; and (j) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Section 162(m), to the extent applicable, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect. Any determinations and other actions of the Committee with respect to any of the matters referred to in this Section 4.4 or elsewhere in the Plan or in any Award Agreement need not be consistent, even among Eligible Individuals who are similarly situated and/or who have previously received similar or other Awards, except as may be specifically provided to the contrary in the Plan or in the applicable Award Agreement. The determinations and other actions of the Committee with respect to any of the matters referred to in this Section 4.4 or elsewhere in the Plan or in any Award Agreement shall, except as may be specifically provided to the contrary in the Plan or in the applicable Award Agreement, be made in the sole discretion of the Committee (subject to modification or rescission by the Board of Directors, if consistent with Rule 16b-3 and Section 162(m), to the extent applicable) and shall be final, binding and conclusive.

4.5 Counsel, Consultants and Agents. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultants and any computation received from any such consultants or agents. Expenses incurred by the Committee in the engagement of any such counsel, consultants or agents shall be paid by the Company.

                                       V.

               ELIGIBILITY AND PARTICIPATION; CERTAIN AWARD TERMS


5.1 Eligible Individuals. Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof (and, with respect to Incentive Options, satisfy the requirements of Section 5.2).

5.2 Limitation for Incentive Options. Notwithstanding any provision contained in the Plan to the contrary, (a) a person shall not be eligible to receive an Incentive Option unless the person is an Eligible Individual employed by the Company or any Subsidiary of the Company that is a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) at the time of the grant thereof, and (b) a person shall not be eligible to receive an Incentive Option if, immediately before the time the Option is granted, that person owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary of the Company that is a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) (a "Ten Percent Shareholder"). Nevertheless, clause (b) of the foregoing sentence of this Section 5.2 shall not apply if, at the time the Incentive Option is granted, the Exercise Price of the Incentive Option is at least one hundred and ten percent (110%) of the Fair Market Value per share of Stock and the Incentive Option is not, by its terms, exercisable after the expiration of five (5) years from the Date of Grant.

5.3 Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time. In making grants, the Committee may take into consideration the contribution the potential Holder has made or may make to the success of the Company or its Subsidiaries and such other considerations as the Committee may from time to time determine. The Committee shall also determine the number (or the method of determining the number) of shares of Stock, or amounts (or method of determining the amounts) of cash or other property or assets, subject to each of the Awards.

5.4 Date of Grant. The date on which the Award covered by an Award Agreement is granted (the "Date of Grant") shall be the date specified by the Committee as the effective date or date of grant of an Award. Except as otherwise determined by the Committee, in no event shall a Holder gain any rights with respect to an Award in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution or delivery of the Award Agreement by the Company and (if required in the Award Agreement) the Holder. The Committee may invalidate an Award at any time before the Award Agreement is executed by the Holder (if such execution is required) or is delivered to the Holder (if such execution is not required), and any such invalidated Award shall be treated as never having been granted.

5.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement that is executed by the Company and, if required in the Award Agreement, by the Eligible Individual to whom the Award is granted, and that includes such terms, conditions and limitations that the Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently (provided, however, that the grant of certain rights in tandem with an Incentive Option may result in the Incentive Option being treated as a Nonstatutory Option).

5.6 No Right to Award. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.

5.7 Limitation on Individual Awards. No Eligible Individual shall, in one calendar year, be granted Awards to which more than Two Hundred Thousand (200,000) shares of Stock are subject, without regard to any vesting limitations with respect to such grant.

5.8 Payment of Taxes. The Committee may require a Holder to pay to the Company (or, if the Holder is an employee of a Subsidiary of the Company, to such Subsidiary), with respect to an Option or Stock Appreciation Right, at the time of the exercise of such Option or Stock Appreciation Right, with respect to a Stock Award, at such time or times as may be designated by the Committee, with respect to a Performance Unit or Dividend Equivalent, at the time of the payment of cash or Stock in connection with the Performance Unit or Dividend Equivalent, and with respect to Other Equity-Based Rights, at such time or times as may be designated by the Committee, the amount that the Committee deems necessary to satisfy the Company's or such Subsidiary's current or future obligation to withhold federal, state or local income or other taxes associated with the exercise, grant or payment with respect to the relevant Award. Upon the exercise of an Option or Stock Appreciation Right requiring tax withholding (or, with respect to a Stock Award, a Performance Unit, a Dividend Equivalent or an Other Equity-Based Right, prior to such time or times as such payment is due from the Holder to the Company or such Subsidiary), the Holder may (a) request that the Company withhold from the shares of Stock to be issued or transferred to the Holder, or the amount of cash to be paid to the Holder, the number of shares (based upon the shares' Fair Market Value per share as of the day before the date of withholding) or the amount of cash necessary to satisfy the Company's or such Subsidiary's obligation to withhold taxes, the determination as to such obligation to be based on the shares' Fair Market Value per share as of the day before the date of exercise (with respect to an Option or Stock Appreciation Right) or as of the date on which tax withholding is to be made (with respect to Stock Awards, Performance Units, Dividend Equivalents or Other Equity-Based Rights); (b) request that the Holder be allowed to deliver to the Company sufficient shares of Stock (based upon the shares' Fair Market Value per share as of the day before the date of such delivery) to satisfy the Company's or such Subsidiary's tax withholding obligations; or (c) deliver sufficient cash to the Company to satisfy the Company's or such Subsidiary's tax withholding obligations. Holders who wish to proceed under clause (a) or (b) above must make their request to do so at such time and in such manner that the Committee prescribes from time to time, and such transaction shall be effected in accordance with such procedures as the Committee may establish from time to time. Notwithstanding the foregoing, however, the Committee may, at its sole option, deny any Holder's request to proceed under clause (a) or (b) above or may impose any conditions it deems appropriate on such action, including the escrow of shares of Stock or cash. In the event the Committee subsequently determines that the cash amount or the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or tendered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Company, immediately upon the Committee's request, the amount of that deficiency. The Company may also, if the Committee so elects, retain any cash and any certificates evidencing shares of Stock to which such Holder is entitled upon the exercise of the Option or Stock Appreciation Right or in connection with a Stock Award or upon settlement of a Performance Unit or upon the payment of a Dividend Equivalent or with respect to any Other Equity-Based Right as security for the payment of any tax withholding obligation until satisfied, and the Company shall have all rights of a secured creditor under the Uniform Commercial Code with respect to the same. Each Holder acknowledges that the delivery to the Company of Stock acquired by such Holder upon exercise of an Incentive Option may constitute a disqualifying disposition of such Stock for purposes of the Code.

5.9 Forfeiture and Restrictions on Transfer; Other Conditions. Without limitation of any other provisions of the Plan or any power of the Board of Directors or the Committee hereunder, any Award Agreement may contain or otherwise provide for, in addition to any terms, conditions or limitations required or permitted by other provisions of the Plan, such other terms, conditions or limitations as the Committee may deem advisable or proper from time to time provided any such additional term, condition or limitation is not inconsistent with the terms of the Plan, including (i) restrictions on the transferability of the Award; (ii) restrictions or the removal of restrictions upon the exercise of an Award; (iii) restrictions or the removal of restrictions on the retention or transfer of any shares of Stock acquired pursuant to an Award or otherwise; (iv) options and rights of first refusal in favor of the Company and one or more stockholders of the Company; (v) requirements that the Holder render substantial services to the Company or one or more of its Subsidiaries for a specified period of time; (vi) restrictions on disclosure and use of certain information regarding the Company or other Persons; (vii) restrictions on solicitation of employees and other Persons; (viii) restrictions on competition; and (ix) other terms, conditions or limitations; all of which as the Committee may deem proper or advisable from time to time.

                                      VI.

                         TERMS AND CONDITIONS OF OPTIONS

         All Options granted under the Plan shall comply with, and the related Option Agreements shall be subject to, the terms, conditions and limitations set forth in this Article VI (to the extent each such term, condition or limitation applies to the form of Option and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Option) and also to the terms, conditions and limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Option and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Option); provided, however, that the Committee may authorize an Option Agreement that expressly contains or is subject to terms, conditions and limitations that differ from any of the terms, conditions and limitations of
Article XIII. The Committee may also authorize an Option Agreement that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent each such term, condition or limitation applies to the form of Option and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Option) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Option Agreement unless the Option Agreement expressly states that such term, condition or limitation applies.

6.1 Number of Shares; Type of Award. Each Option Agreement shall state the total number of shares of Stock to which it relates. Each Option Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonstatutory Option, as the case may be, and no Option Agreement shall cover both an Incentive Option and a Nonstatutory Option.

6.2 Vesting. Each Option Agreement shall state (i) any time, periods or other conditions in or pursuant to which the right to exercise the Option or a portion thereof shall vest and (ii) the number (or method of determining the number) of shares of Stock with respect to each such vesting.

6.3 Expiration. Nonstatutory Options and Incentive Options may be exercised during the term determined by the Committee and set forth in the Option Agreement; provided that no Incentive Option shall be exercised after the expiration of a period of ten (10) years (or, with respect to a Ten Percent Shareholder, five (5) years) commencing on the Date of Grant of the Incentive Option.

6.4 Exercise Price. Each Option Agreement shall state the exercise price per share of Stock (the "Exercise Price"), which shall not be less than the greatest of (a) the par value per share of the Stock, (b) one hundred percent (100%) of the Fair Market Value per share of the Stock on the Date of Grant of the Option, or (c) in the case of an Incentive Option granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the Fair Market Value per share of the Stock on the Date of Grant of the Option.

6.5 Method of Exercise. Each Option shall be exercisable only by notice of exercise (the "Exercise Notice") in the manner (including the time period) specified by the Committee from time to time (which need not comply with Section
15.14 if expressly so provided by the Committee) to the Secretary of the Company at the chief executive office of the Company (or to such other person and location as may be designated from time to time by the Committee) during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by the Holder of the Option or by another Person authorized to exercise the Option pursuant to Section 13.6 or 13.7 (to the extent that each is applicable to the Option) or pursuant to the relevant Option Agreement, (c) be accompanied by the aggregate Exercise Price for all shares of Stock for which the Option is exercised in accordance with Section 6.7, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition under the Plan or the relevant Option Agreement or as may be reasonably imposed by the Committee. The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this
Section 6.5 have been satisfied.

6.6 Incentive Option Exercises and Disqualifying Dispositions. Except as provided in Paragraph 13.6(b) or Section 13.7 (to the extent that each is applicable to the Option), during the Holder's lifetime, only the Holder may exercise an Incentive Option. The Holder of an Incentive Option shall immediately notify the Company in writing of any disposition of any Stock acquired pursuant to the Incentive Option that would disqualify the Incentive Option from being treated as an incentive stock option under Section 422 of the Code (including any disposition of Stock upon exercise of an Award requiring exercise, or in connection with the payment of taxes with respect to an Award, if the same would constitute such a disqualifying disposition). The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received in connection with each disposition.

6.7 Medium and Time of Payment. The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash, by cashier's check, by wire transfer or by other means as may be acceptable to the Committee from time to time, (b) with the Committee's prior consent (which consent, with respect to an Incentive Option, must be evidenced in the relevant Option Agreement as of the Date of Grant), and to the extent permitted by applicable law, with shares of Stock that would otherwise be issued or transferred to the Holder upon the exercise of the Option or with shares of Stock already owned by the Holder (but in all events excluding any shares that are to be or were issued or transferred pursuant to a Restricted Stock Award with respect to which the restrictions have not yet expired or been removed or that otherwise are or will be subject to restrictions on transferability or a substantial risk of forfeiture) and having an aggregate Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise, and pursuant to such procedures (including constructive delivery of such shares of Stock) as the Committee may establish from time to time for such purpose, (c) with the Committee's prior consent (which consent, with respect to an Incentive Option, must be evidenced in the relevant Option Agreement as of the Date of Grant), and to the extent permitted by applicable law, in such other forms, under such other terms, and by such other means (including those specified in Section 6.8) as may be acceptable to the Committee from time to time, and pursuant to such procedures as the Committee may establish from time to time for such purpose, or (d) with the Committee's prior consent (which consent, with respect to an Incentive Option, must be evidenced in the relevant Option Agreement as of the Date of Grant), by any combination of clauses (a), (b) and (c). Unless otherwise provided in the relevant Option Agreement, any portion of the Exercise Price that is paid with shares of Stock that the Holder acquired from the Company, directly or indirectly, shall be paid only with shares of Stock that the Holder has owned for more than six (6) months (or such longer or shorter period of time, if any, as may be required to avoid payment with such shares resulting in a charge to earnings for financial accounting purposes). If the Committee elects to accept shares of Stock in payment of all or any portion of the aggregate Exercise Price, then (for purposes of payment of the aggregate Exercise Price) unless otherwise provided in the relevant Option Agreement those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the day before the date of the delivery of the Exercise Notice. Each Holder acknowledges that the delivery to the Company of Stock acquired by such Holder upon exercise of an Incentive Option may constitute a disqualifying disposition of such Stock for purposes of the Code.

6.8 Payment with Sale Proceeds. The Committee may (but shall not be required to) approve from time to time (which approval, with respect to an Incentive Option, must be evidenced in the relevant Option Agreement as of the Date of Grant) arrangements with a brokerage firm (provided that such arrangements comply with applicable law, including Regulation T of the Board of Governors of the Federal Reserve System), under which that brokerage firm, on behalf of the Holder, shall pay to the Company the aggregate Exercise Price of the Option being exercised (either as a loan to the Holder or from the proceeds of the sale of Stock issued or transferred pursuant to that exercise of the Option), and the Company shall cause the shares with respect to which the Option was so exercised to be delivered to the brokerage firm. Such transactions shall be effected in accordance with such procedures (which may include payment of the exercise price by, or delivery of Stock to, such brokerage firm) as the Committee may establish from time to time.

6.9 Reload Provisions. The Committee may cause one or more Option Agreements to contain provisions pursuant to which a Holder who pays all or a portion of the Exercise Price of an Option, or the tax required to be withheld pursuant to the exercise of an Option, by surrendering (or having withheld) shares of Stock shall automatically be granted an Option for the purchase of the number of shares of Stock equal to the number of shares so surrendered (or withheld) (a "Reload Option"). With respect to an Incentive Option, no Holder shall be entitled to a Reload Option unless the Holder's Option Agreement, as of the Date of Grant, provides for the Reload Option. The Date of Grant of the Reload Option shall be the date on which the Holder surrenders (or the Company withholds) the shares of Stock in respect of which the Reload Option is granted. The Reload Option shall have an Exercise Price equal to the Fair Market Value per share of Stock on the Date of Grant of the Reload Option and shall have a term that is no longer than the remaining term of the underlying Option. If a Reload Option relates to shares surrendered or withheld in connection with the exercise of an Incentive Option, then for purposes of the Plan such Reload Option shall be considered an Incentive Option provided that such Reload Option otherwise satisfies the requirements for an incentive stock option under Section 422 of the Code; otherwise, a Reload Option shall be treated as a Nonstatutory Option for purposes of the Plan. Option Agreements containing provisions for Reload Options may contain such terms, conditions and limitations with respect to such Reload Options as the Committee may determine (which may include vesting provisions, limitations on the number of shares subject to Reload Options or the number of times Reload Options shall be granted, or prohibitions on the grant of Reload Options with respect to options exercised following acceleration of vesting or following or in anticipation of a Change in Control). Separate Option Agreements may from time to time be granted by the Company to existing Holders of Nonstatutory Options or Incentive Options to provide the same benefit to such Holders as the Reload Options described in the foregoing provisions of this
Section 6.9, but any such stand alone Options shall not be deemed to be Reload Options for purposes of the Plan.

6.10 Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option. With respect to any Incentive Option granted under the Plan, the aggregate Fair Market Value of shares of Stock subject to an incentive stock option that first becomes exercisable by a Holder in any calendar year (under all plans of the Company, its Subsidiaries that are subsidiary corporations, or are treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) or any predecessor corporation) may not (with respect to that Holder) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Option is granted, and the limitation shall be applied by taking into account Incentive Options in the order in which they were granted. For purposes of this Section 6.10, "predecessor corporation" means (a) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had been effected) with the Company, (b) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a related corporation of the Company, or (c) a predecessor corporation of any such corporations. Failure to comply with this Section 6.10 (including any such failure resulting from accelerated vesting of an Incentive Option, whether under Section 12.1 or
Section 13.21 (to the extent that either is applicable) or otherwise) shall not impair the enforceability or exerciseability of any Incentive Option, but shall cause the Incentive Option to be treated as a Nonstatutory Option for federal tax purposes to the extent that it exceeds the $100,000 limitation described in this Section 6.10.

6.11 No Fractional Shares. The Company shall not in any case be required to sell, issue, transfer or deliver any fractional shares with respect to any Option. In lieu of the issuance or transfer of any fractional share of Stock, the Company shall pay to the Holder an amount in cash equal to the same fraction (as the fractional share) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

6.12 Other Provisions Regarding Incentive Options. With respect to any Option that is designated in the governing Option Agreement as an Incentive Option, (i) if any of the terms, conditions or limitations of the Plan or the relevant Option Agreement conflict with the requirements of Sections 421, 422 and 424 of the Code, as applicable, then those conflicting terms, conditions and limitations shall be deemed inoperative to the extent they so conflict with such requirements, and (ii) if the Plan or such Option Agreement does not contain any provision required to be included herein or therein under Sections 421, 422 and 424 of the Code, as applicable, that provision shall be deemed to be incorporated herein or therein with the same force and effect as if that provision had been set out at length herein or therein, in each case unless the Committee determines to treat such Option (in whole or in part) as a Nonstatutory Option. Notwithstanding the foregoing, however, (i) to the extent that any Option that was intended to qualify as an Incentive Option nevertheless cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan, and (ii) in no event shall this Section
6.12 operate to overcome the terms under which such Option vests (including any accelerated vesting, to the extent applicable).

                                      VII.

                            STOCK APPRECIATION RIGHTS

         All Stock Appreciation Rights granted under the Plan shall comply with, and the related Award Agreements shall be subject to, the terms, conditions and limitations set forth in this Article VII (to the extent each such term, condition or limitation applies to the form of Stock Appreciation Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Appreciation Right) and also to the terms, conditions or limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Stock Appreciation Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Appreciation Right); provided, however, that the Committee may authorize an Award Agreement governing a Stock Appreciation Right that expressly contains or is subject to terms, conditions and limitations that differ from any of the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing a Stock Appreciation Right that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent each such term, condition or limitation applies to the form of Stock Appreciation Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Appreciation Right) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing a Stock Appreciation Right unless such Award Agreement expressly states that such term, condition or limitation applies.

7.1 Type of Award. A Stock Appreciation Right may be granted to an Eligible Individual (a) in connection with an Option, either at the time of grant or at any time during the term of the Option (a "Linked Stock Appreciation Right"), or
(b) without relation to an Option (a "Non-Linked Stock Appreciation Right"). Each Award Agreement relating to a Stock Appreciation Right shall identify the Stock Appreciation Rights evidenced thereby as Linked Stock Appreciation Rights or Non-Linked Stock Appreciation Rights, as the case may be, and no Award Agreement with respect to Stock Appreciation Rights shall cover both Linked Stock Appreciation Rights and Non-Linked Stock Appreciation Rights.

7.2 Linked Stock Appreciation Rights. A Linked Stock Appreciation Right shall entitle the Holder, upon exercise, to surrender the related Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Paragraph 7.2(b). That Option shall then cease to be exercisable to the extent surrendered. A Linked Stock Appreciation Right shall relate to the same number of shares of Stock as the Option to which it relates, and shall be subject to the terms of the Option Agreement for the related Option, but shall also be subject to the following additional provisions:

(a) Exercise and Transfer. A Linked Stock Appreciation Right shall be exercisable only at such time or times and only to the extent that the related Option is exercisable (provided, however, that a Linked Stock Appreciation Right shall be exercisable only if and to the extent that the Fair Market Value per share of Stock that is subject to the related Option exceeds the Exercise Price for such Option) and shall not be transferable except to the extent that the related Option is transferable. Without limitation of the foregoing, to the extent that the related Option terminates, expires or has been exercised, the Linked Stock Appreciation Right shall terminate.

(b) Value of Right. Upon the exercise of a Linked Stock Appreciation Right, the Holder shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1) The difference obtained by subtracting the Exercise Price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Linked Stock Appreciation Right, by

(2) The number of shares as to which that Linked Stock Appreciation Right has been exercised.

7.3 Non-Linked Stock Appreciation Rights. A Non-Linked Stock Appreciation Right shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the Non-Linked Stock Appreciation Right, which Award Agreement shall comply with the following provisions:

(a) Number of Shares. Each Award Agreement shall state the total number of shares of Stock to which the Non-Linked Stock Appreciation
     Right relates.

(b)  Vesting. Each Award Agreement shall state
     (i) any time, periods or other conditions in or pursuant to which the right to exercise the Non-Linked Stock Appreciation Right or a portion thereof shall vest and (ii) the number (or method of determining the number) of shares of Stock with respect to each such vesting.

(c) Expiration. Each Award Agreement shall state the date at which the Non-Linked Stock
     Appreciation Right shall expire to the
     extent not previously exercised.

(d)  SAR Exercise Price; Value of Right. Each
     Award Agreement shall state the SAR Exercise
     Price, which SAR Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Stock on the Date of Grant of the Non-Linked Stock
     Appreciation Right. A Non-Linked Stock
     Appreciation Right shall entitle the Holder, upon exercise of the Non-Linked Stock
     Appreciation Right, to receive payment of an amount determined by multiplying:

                         (1) the difference obtained by subtracting the SAR
                    Exercise Price from the Fair Market Value of a share of Stock on the date of exercise of the Non-Linked Stock Appreciation Right, by

                         (2) the number of vested rights as to which the
                    Non-Linked Stock Appreciation Right has been exercised.

7.4 Method of Exercise. Each Stock Appreciation Right shall be exercisable only by notice of exercise (the "Exercise Notice") in the manner specified by the Committee from time to time (which need not comply with Section 15.14 if expressly so provided by the Committee) to the Secretary of the Company at the chief executive office of the Company (or to such other person and location as may be designated from time to time by the Committee) during the term of the Stock Appreciation Right, which notice shall (a) state the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised, (b) be signed or otherwise given by the Holder of the Stock Appreciation Right or by another person authorized to exercise the Stock Appreciation Right pursuant to the Plan or the relevant Award Agreement, and (c) include such other information, instruments and documents as may be required to satisfy any other condition under the Plan or the relevant Award Agreement. The Stock Appreciation Right shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Section 7.4 have been satisfied. Notwithstanding the foregoing, a Non-Linked Stock Appreciation Right shall be deemed exercised in full (to the extent that it is vested) on the last day of its term, if not otherwise exercised by the Holder, provided that the Fair Market Value per share of the shares of Stock subject to the Non-Linked Stock Appreciation Right exceeds the SAR Exercise Price of such Non-Linked Stock Appreciation Right on such date.

7.5 Limitations on Rights. Notwithstanding Paragraph 7.2(b) and Paragraph 7.3(d), the Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be set forth in the Award Agreement governing the Holder's Stock Appreciation Right.

7.6 Payment of Rights. Payment of the amount determined under Paragraph 7.2(b) or Paragraph 7.3(d) and Section 7.5 may be made solely in whole shares of Stock valued at the Fair Market Value per share of Stock on the date of exercise of the Stock Appreciation Right or, if so determined by the Committee, solely in cash or a combination of cash and Stock. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

                                     VIII.

                                  STOCK AWARDS

         All Stock Awards granted under the Plan shall comply with, and the related Award Agreements shall be subject to, the terms, conditions and limitations set forth in this Article VIII (to the extent each such term, condition or limitation applies to the form of Stock Award and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Award) and also to the terms, conditions and limitations set forth in Article XIII (to the extent applicable to the form of Stock Award and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Award); provided, however, that the Committee may authorize an Award Agreement governing a Stock Award that expressly contains or is subject to terms, conditions and limitations that differ from the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing a Stock Award that contains or is subject to any or all of the terms, conditions and limitations of
Article XII (to the extent applicable to the form of Stock Award and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Award) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing a Stock Award unless the Award Agreement expressly states that such term, condition or limitation applies.

8.1 Number of Shares; Type of Award. Each Award Agreement governing a Stock Award shall state the total number of shares of Stock to which it relates and shall designate each share as either associated with a Restricted Stock Award or a Stock Bonus Award.

8.2 Restrictions Applicable to Restricted Stock Awards. Unless otherwise provided in the relevant Award Agreement, all shares of Stock granted or sold pursuant to Restricted Stock Awards made under the Plan shall be subject to the following terms, conditions and limitations:

(a) Transferability. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

(b) Legend. Each certificate representing such shares shall bear a legend making appropriate reference to the restrictions imposed.

(c) Possession. The Committee may (i) authorize issuance of a certificate for shares associated with a Restricted Stock Award only upon removal or expiration of the applicable restrictions, (ii) require the Company to retain physical custody of certificates representing shares issued or transferred pursuant to Restricted Stock Awards during the restriction period and require the Holder of the Award to execute stock powers in blank for those certificates and deliver those stock powers to the Company, (iii) require the Holder to enter into an escrow agreement providing that the certificates representing shares issued or transferred pursuant to Restricted Stock Awards shall remain in the physical custody of an escrow holder until all restrictions are removed or expire, or
(iv) take such other steps as the Committee may determine in order to enforce such restrictions.

(d) Expiration or Removal of Restrictions. The restrictions imposed pursuant to this Section 8.2 on Restricted Stock Awards shall expire as determined by the Committee and set forth in the applicable Award Agreement. Expiration of the restrictions may be based on or conditioned on the passage of time, continuing employment or service as an employee or officer, achievement of performance objectives, or other events, occurrences or conditions determined by the Committee. Each Restricted Stock Award may have different restrictions, including a different restriction period, as determined by the Committee. The Committee may remove any restriction or reduce any restriction period applicable to a particular Restricted Stock Award. Upon the expiration or removal of all restrictions, the Company shall deliver to the Holder of the Restricted Stock Award, as soon as practicable following the request of such Holder, a certificate representing the number of shares for which such restrictions have expired or been removed, free of any restrictive legend relating to the expired or removed restrictions.

(e) Rights as Stockholder. Subject to the provisions of this Section 8.2, the Committee may determine what rights, if any, the Holder shall have with respect to the Restricted Stock Awards granted or sold, including any right to vote the related shares or to receive dividends and other distributions paid or made with respect thereto.

(f) Other Conditions. The Committee may impose such other terms, conditions or limitations on any shares granted or sold pursuant to Restricted Stock Awards made under the Plan as it may deem advisable, including (i) restrictions under the Securities Act or Exchange Act, (ii) restrictions relating to the requirements of any securities exchange or quotation system upon which the shares or shares of the same class are listed or traded, and (iii) restrictions relating to any state or foreign securities law applicable to the shares.

8.3 Stock Bonus Awards. Any shares of Stock granted or sold pursuant to Stock Bonus Awards made under the Plan shall not be subject to vesting or other restrictions under Section 8.2 unless the Committee specifically provides otherwise in the related Award Agreement; however, the Committee may, in the related Award Agreement or otherwise, impose other terms, conditions and limitations with respect to any such shares of Stock, even if similar or identical to the provisions set forth in Section 8.2.

8.4 Purchase and Payment. If any shares of Stock are to be sold rather than granted pursuant to Restricted Stock Awards or Stock Bonus Awards made under the Plan, then the relevant Award Agreement shall set forth the price to be paid for such shares and the method of payment.

                                      IX.

                                PERFORMANCE UNITS

         All Performance Units granted under the Plan shall comply with, and the related Award Agreements shall be subject to, the terms, conditions and limitations set forth in this Article IX (to the extent each such term, condition or limitation applies to the form of Performance Unit and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Performance Unit) and also to the terms, conditions and limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Performance Unit and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Performance Unit); provided, however, that the Committee may authorize an Award Agreement governing a Performance Unit that expressly contains or is subject to terms, conditions and limitations that differ from the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing a Performance Unit that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent each such term, condition or limitation applies to the form of Performance Unit and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Performance Unit) or similar terms, conditions and limitations; nevertheless, no term or provision of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing a Performance Unit unless such Award Agreement expressly states that such term, condition or limitation applies.

9.1 Number of Units. Each Award Agreement governing a Performance Unit shall state the total number of Performance Units to be awarded under that Award Agreement.

9.2 Performance Period, Vesting, Etc. Each Award Agreement governing a Performance Unit shall state (i) the beginning and ending dates of the relevant Performance Period(s), (ii) any time, periods or other conditions in or pursuant to which the right to receive the Performance Unit or a portion thereof shall vest and (iii) the number of Performance Units (or portions thereof) with respect to each such vesting.

9.3 Multiple Grants. The Committee may make grants of Performance Units in such a manner that two or more Performance Periods (which need not be the same period or of the same duration) are in progress simultaneously. At or before the beginning of each Performance Period, the Committee shall establish the contingent value of each Performance Unit for that Performance Period, which may vary depending on the degree to which performance objectives established by the Committee are met.

9.4 Performance Standards. At or before the beginning of each Performance Period, the Committee shall (i) establish for that Performance Period such specific performance objectives as the Committee believes are relevant to the Company's overall business objectives, (ii) determine the minimum and maximum value of a Performance Unit (which may be equal to the Fair Market Value per share of Stock as of a specified date) and the value of a Performance Unit based on the degree to which performance objectives are achieved, exceeded or not achieved, (iii) determine a minimum performance level below which Performance Units will be assigned a value of zero, and a maximum performance level above which the value of Performance Units will not increase, and (iv) notify each Holder of a Performance Unit for that Performance Period in writing of the established performance objectives and minimum, target, and maximum Performance Unit value for that Performance Period.

9.5 Modification of Standards. If the Committee determines that the established performance measures or objectives are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance measures and objectives as it considers appropriate and equitable.

9.6 Payment for Units. The basis for payment of Performance Units for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period (subject to modification pursuant to Section 9.5). If minimum performance is not achieved or exceeded for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit shall be based on the degree (as determined by the Committee) to which actual performance exceeded the pre-established (or modified) minimum performance standards. Unless otherwise provided in the relevant Award Agreement, the amount of payment shall be determined by multiplying the number of Performance Units granted at the beginning of the Performance Period that have vested by the final Performance Unit value. Payments shall be made in whole shares of Stock valued at Fair Market Value on the last day of the applicable Performance Period or, if so determined by the Committee, solely in cash or a combination of cash and Stock. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash. In the event that shares of Stock that are subject to substantial risk of forfeiture are awarded in satisfaction of Performance Units, such shares may be registered in the name of the Holder and deposited, together with a stock power endorsed in blank, with the Company. Except as may be otherwise provided in the relevant Award Agreement, any payments with respect to Performance Units may be made in a lump sum or in installments, as the Committee may determine, and any lump sum payments shall be made as soon as practicable following the end of the relevant Performance Period(s).

                                       X.

                              DIVIDEND EQUIVALENTS

         All Dividend Equivalents granted under the Plan shall comply with, and the related Award Agreements shall be subject to, the terms, conditions and limitations set forth in this Article X (to the extent each such term, condition or limitation applies to the form of Dividend Equivalent and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Dividend Equivalent) and also to the terms, conditions and limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Dividend Equivalent and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Dividend Equivalent); provided, however, that the Committee may authorize an Award Agreement governing a Dividend Equivalent that expressly contains or is subject to terms, conditions and limitations that differ from any of the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing a Dividend Equivalent that contains or is subject to any or all of the terms, conditions or limitations of Article XII (to the extent each such term, condition or limitation applies to the form of Dividend Equivalent and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Dividend Equivalent) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing a Dividend Equivalent unless such Award Agreement expressly states that such term, condition or limitation applies.

10.1 Number of Shares to which Dividend Equivalent Relates. Each Award Agreement governing a Dividend Equivalent shall state the total number of shares of Stock with respect to which Dividend Equivalents are being granted.

10.2 Vesting. Each Award Agreement governing a Dividend Equivalent shall state
(i) any time, periods or other conditions in or pursuant to which the right to receive the Dividend Equivalent or a portion thereof shall vest and (ii) the number (or method of determining the number) of Dividend Equivalents (or portions thereof), measured by reference to the number of shares of Stock to which the Dividend Equivalents apply, with respect to each such vesting.

10.3 Expiration of Dividend Equivalent. Each Award Agreement governing a Dividend Equivalent shall state the date at which the Dividend Equivalent shall expire.

10.4 Value of Dividend Equivalent. A Dividend Equivalent shall entitle the Holder to receive payment in an amount equivalent to all stock and/or cash dividends paid with respect to the number of shares of Stock to which such Dividend Equivalent applies and is vested.

10.5 Limitations on Rights. Notwithstanding Section 10.4, the Committee may limit the amount payable with respect to any Dividend Equivalent. Any such limitation must be set forth in the Award Agreement relating to the Dividend Equivalent.

10.6 Payment of Dividend Equivalent. Payment of the amount determined under
Section 10.4 or Section 10.5 may be made solely in whole shares of Stock valued at Fair Market Value on the date dividends would otherwise have been payable or, if the Committee so determines, solely in cash or a combination of cash and Stock. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash. The Company shall pay the amount determined under Section
10.4 and Section 10.5 within twenty-one (21) days after the date of the dividend to which it relates.

                                      XI.

                            OTHER EQUITY-BASED RIGHTS

         The Committee is authorized to grant to Eligible Individuals such Awards (other than Options, Stock Appreciation Rights, Stock Awards, Performance Units or Dividend Equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as may be deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. The terms, conditions and limitations of Other Equity-Based Rights shall be set forth in the Award Agreements governing the relevant Other Equity-Based Rights and may contain or be subject to such provisions in addition to those required by the Plan as the Committee may deem advisable. All Other Equity-Based Rights granted under the Plan shall be subject to the terms, conditions and limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Other Equity-Based Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Other Equity-Based Right); provided, however, that the Committee may authorize an Award Agreement governing an Other Equity-Based Right which expressly contains or is subject to terms, conditions and limitations that differ from any of the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing an Other Equity-Based Right that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent that each such term, condition or limitation applies to the form of Other Equity-Based Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Other Equity-Based Right) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing an Other Equity-Based Right unless such Award Agreement expressly states that such term, condition or limitation applies. Shares of Stock or other securities delivered pursuant to a purchase right granted under an Award related to an Other Equity-Based Right shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Stock, other securities, other Awards, other property or assets, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the aggregate Fair Market Value of such shares of Stock or the fair market value (as determined by the Committee) of such other securities, other Awards or other property or assets as of the Date of Grant (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the Date of Grant of such other Award or award).

                                      XII.

                          CHANGE IN CONTROL PROVISIONS

         The Committee may authorize an Award that contains or is subject to any or all of the terms, conditions and limitations of this Article XII or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of this Article XII (or any similar term, condition or limitation) shall apply to an Award unless the related Award Agreement expressly states that such term, condition or limitation applies.

12.1 Changes in Control. Immediately prior to the occurrence of a Change in Control (or at such other time prior to a Change in Control or proposed Change in Control as may be determined by the Committee), (a) all outstanding Options and Stock Appreciation Rights shall immediately become fully vested and exercisable in full, including that portion of any Options or Stock Appreciation Rights that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable; (b) the expiration of the restrictions applicable to all outstanding Restricted Stock Awards shall immediately be accelerated so that the Stock subject to those Awards shall be owned by the Holders thereof without transfer restrictions or risks of forfeiture; and (c) such other results shall take place with respect to any outstanding Stock Bonus Awards, Performance Units, Dividend Equivalents or Other Equity-Based Rights as may be set forth in the relevant Award Agreements for such Stock Bonus Awards, Performance Units, Dividend Equivalents and Other Equity-Based Rights. Nothing in this Section 12.1 shall impose on any Holder any obligation to exercise any Award immediately before or upon any Change in Control, nor shall any Holder forfeit the right to exercise any Award during the remainder of the original term of the Award because of a Change in Control, except as provided under
Article XIII (if applicable), under other provisions governing termination or expiration of the applicable Award, or as provided in the following sentence. Notwithstanding the foregoing, the Committee may, by notice to any or all Holders, provide that all or any portion of any outstanding Option or Stock Appreciation Right (whether vested prior to the Change in Control or subject to accelerated vesting due to the Change in Control) that is not exercised within a specified time period (as determined by the Committee) ending on or before the Change in Control shall terminate upon the Change in Control (or at such later time as may be determined by the Committee) and in such event such unexercised Options or Stock Appreciation Rights shall terminate upon the Change in Control, notwithstanding any provisions of this Plan that would allow for a later exercise, including Article XIII if applicable.

                                     XIII.

                              ADDITIONAL PROVISIONS

         The terms, conditions and limitations of this Article XIII shall apply to each Award (unless, pursuant to the relevant Award Agreement, such term, condition or limitation is inapplicable or is altered); provided, however, that the Committee may authorize an Award Agreement that expressly contains terms, conditions and limitations that differ from the terms, conditions and limitations set forth in this Article XIII.

13.1 Adjustment of Awards and Authorized Stock. The terms of an Award and the Stock authorized for issuance or transfer under the Plan shall be subject to adjustment from time to time in accordance with the following provisions:

(a) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property or assets), reclassification, consolidation, Stock split, reverse Stock split, recapitalization, reorganization, merger, plan of exchange, split-up, spin off, combination, repurchase, issuance or transfer of securities or other similar transaction or event affects the shares of Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits made or intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, (i) adjust any or all of (w) the number and type of shares of Stock (or other securities, property or assets) which thereafter may be made the subject of Awards, (x) the number and type of shares of Stock (or other securities, property or assets) subject to outstanding Awards, (y) the number and type of shares of Stock (or other securities, property or assets) specified as the Maximum Shares, Available Shares, any limitation per Eligible Individual (pursuant to Section 5.7 or otherwise) or other restriction, and (z) the grant, purchase or exercise price of, or amount payable with respect to, any Award; or
(ii) if deemed appropriate by the Committee, provide for a cash payment to the Holder of an outstanding Award. Notwithstanding the foregoing, however, with respect to any Awards of Incentive Options, no such adjustment shall be authorized except to the extent that such adjustment complies with the rules of
Section 424(a) of the Code, and in no event shall any such adjustment be made that would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code (unless the Committee determines to treat such Option as a Nonstatutory Option).

(b) Whenever outstanding Awards are required to be adjusted as provided in this
Section 13.1, the Committee shall promptly prepare and provide to each Holder a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, property or assets purchasable subject to each Award after giving effect to the adjustments.

(c) Adjustments under Paragraph 13.1(a) shall be made by the Committee. No fractional interests shall be issued or transferred under the Plan on account of any such adjustments.

(d) The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock or other securities ahead of or affecting the Company's common stock or the rights thereof, or the dissolution or liquidation of the Company or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a character similar to that described in Paragraph 13.1(a) or this Paragraph 13.1(d) or otherwise. Except as may be expressly provided in this Section 13.1, the Company's issuance or transfer of securities of any class, for money, services, other property or assets, or otherwise, upon direct sales, upon the exercise of rights or warrants to subscribe therefor, upon conversion of shares or obligations of the Company convertible into shares, or otherwise, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, price or other attributes of Stock subject to the Plan or to Awards granted hereunder.

13.2 Termination of Employment Other than for Death, Disability or Normal Retirement. If a Holder's employment is terminated for any reason other than that Holder's death, Disability or Normal Retirement, then the following provisions shall apply to all Awards held by that Holder:

(a) If such termination was by the Company or a Subsidiary, as applicable, as a result of a Covered Event, then the following provisions shall apply to all Awards held by that Holder:

                         (1) That portion, if any, of all Options or Stock
                    Appreciation Rights held by that Holder that have not been exercised as of the time of the termination of employment shall be null and void as of the time of the termination of employment;

                         (2) That portion, if any, of any Restricted Stock
                    Awards held by that Holder with respect to which the restrictions have not expired or been removed (by acceleration or otherwise) as of the time of the termination of employment shall be forfeited as of the time of the termination of employment; and

(3) Except as may be expressly provided in this Paragraph 13.2(a) or in the relevant Award Agreement, all other Awards held by that Holder shall be null and void as of the time of the termination of employment; provided, however, that the foregoing shall not result in the forfeiture of any cash previously paid to, or shares of Stock (other than shares subject to restrictions at the time of the termination of employment) previously issued or transferred to, such Holder under the Plan.

(b) If such termination was (i) by the Company or a Subsidiary, as applicable, but not as a result of a Covered Event or (ii) by the Holder, then the following provisions shall apply to all Awards held by that Holder:

               (1) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are not yet exercisable (by acceleration or otherwise) as of the time of the termination of employment shall be null and void as of the time of the termination of employment;

               (2) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are exercisable (by acceleration or otherwise) but have not been exercised as of the time of the termination of employment shall be exercisable by that Holder until the earlier of:

               (A)  The termination of the Option or Stock Appreciation Right;
                    or

               (B) (i) three (3) months after the date of the termination of employment in the case of termination by the Company or a Subsidiary but not as a result of a Covered Event; and (ii) thirty (30) days after the date of the termination of employment in the case of termination by the Holder; provided, however, that if the termination was by the Company but not as a result of a Covered Event and the Holder dies within the three (3) month period described in clause (i) of this subparagraph or if the termination was by the Holder and the Holder dies with the thirty (30) day period described in clause (ii) of this subparagraph, then such three (3) month period or such thirty (30) day period, as applicable, shall automatically be extended to one (1) year after the date of the termination of employment;

                    (and any portion of any Option or Stock Appreciation
                    Right not exercised prior to the expiration of the relevant period shall be null and void);

               (3) That portion, if any, of any Restricted Stock Awards held by that Holder with respect to which the restrictions have not expired or been removed (by acceleration or otherwise) as of the time of the termination of employment shall be forfeited as of the time of the termination of employment;

               (4) That portion, if any, of any Performance Units held by that Holder that have not been fully earned (by acceleration or otherwise) at the time of the termination of employment shall be forfeited as of the time of termination of employment; and

               (5) Except as may be expressly provided in this Paragraph 13.2(b) or in the relevant Award Agreement, all other Awards held by that Holder shall be null and void as of the time of the termination of employment; provided, however, that the foregoing shall not result in the forfeiture of any cash previously paid to, or shares of Stock (other than shares subject to restrictions at the time of the termination of employment) previously issued or transferred to, such Holder under the Plan.

13.3 Termination of Employment for Death or Disability. If a Holder's employment is terminated by reason of the death or Disability of such Holder, then the following provisions shall apply to all Awards held by that Holder:

(a) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are not yet exercisable (by acceleration or otherwise) as of the time of the termination of employment shall be null and void as of the time of the termination of employment;

(b) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are exercisable (by acceleration or otherwise) but have not been exercised as of the time of the termination of employment shall be exercisable by that Holder or that Holder's Designated Beneficiary, guardian, legal representatives, legatees or distributees until the earlier of:

                         (1) The termination of the Option or Stock Appreciation
                    Right; or

                         (2) one (1) year after the date of the termination of
                    employment;

(and any portion of any Option or Stock Appreciation Right not exercised prior to expiration of the relevant period shall be null and void);

(c) That portion, if any, of any Restricted Stock Awards held by that Holder with respect to which the restrictions have not expired or been removed (by acceleration or otherwise) as of the time of the termination of employment shall be forfeited as of the time of the termination of employment; provided, however, that, (i) subject to clause (ii) below, upon the time of the termination of employment, such restrictions shall be deemed removed with respect to such number of shares of Stock subject to each such Restricted Stock Award as is equal to the product of (x) a fraction, the numerator of which is the number of completed months elapsed from the Date of Grant through the time of the termination of employment and the denominator of which is the number of months in the original restriction period for the relevant Restricted Stock Award and
(y) the number of shares of Stock subject to the relevant Restricted Stock Award; and (ii) clause (i) above shall not apply if such restrictions, pursuant to the relevant Award Agreement, were to expire on a monthly or daily basis;

(d) That portion, if any, of any Performance Units held by that Holder that have not been fully earned (by acceleration or otherwise) at the time of the termination of employment shall be forfeited as of the time of termination of employment, unless the Committee, taking into consideration the performance of such Holder and the performance of the Company over the relevant Performance Period (or, in the discretion of the Committee, that portion of the relevant Performance Period which has been completed at the time of the termination of employment), specifically authorizes the payment to such Holder (or such Holder's Designated Beneficiary, guardian, legal representatives, legatees, heirs or distributees) of all or portion of the amount which would have been paid to such Holder had such Holder continued as an employee through the end of the Performance Period (any such payment to be made in such a time and manner as would have occurred if the Holder's employment had not terminated before the expiration of the Performance Period, unless otherwise determined by the Committee); and


(e) Except as may be expressly provided in this Section 13.3 or in the relevant Award Agreement, all other Awards held by that Holder shall be null and void as of the time of the termination of employment; provided, however, that the foregoing shall not result in the forfeiture of any cash previously paid to, or shares of Stock (other than shares subject to restrictions at the time of the termination of employment) previously issued or transferred to, such Holder under the Plan.

(f) If a Holder's employment is terminated due to a physical or mental impairment or condition of any degree of severity or permanence, but the Committee does not inform the Holder in writing that the Holder's employment is terminated due to "Disability" for the purposes of this Section, such Holder's employment is not terminated due to "Disability" for the purposes of this Section.

13.4 Termination of Employment for Normal Retirement. If a Holder's employment is terminated by reason of the Holder's Normal Retirement, then the following provisions shall apply to all Awards held by that Holder:

(a) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are not yet exercisable (by acceleration or otherwise) as of the time of the termination of employment shall be null and void as of the time of the termination of employment;

(b) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are exercisable (by acceleration or otherwise) but have not been exercised as of the time of the termination of employment shall be exercisable by that Holder until the earlier of:

                         (1) The termination of the term of the Option or Stock
                    Appreciation Right; or

                         (2) three (3) months after the date of the termination
                    of employment; provided, however, that if that Holder dies within such three (3) month period, then such three (3) month period shall automatically be extended to one (1) year after the date of the termination of employment;

(and any portion of any Option or Stock Appreciation Right not exercised prior to the expiration of the relevant period shall be null and void);

(c) That portion, if any, of any Restricted Stock Awards held by that Holder with respect to which the restrictions have not expired or been removed (by acceleration or otherwise) as of the time of the termination of employment shall continue until they expire or are removed; provided, however, that any restrictions that require forfeiture of the Restricted Stock Award solely based on termination of employment shall be deemed removed as of the time of the termination of employment;

(d) That portion, if any, of any Performance Units held by that Holder that have not been fully earned (by acceleration or otherwise) at the time of the termination of employment shall be forfeited as of the time of termination of employment, unless the Committee, taking into consideration the performance of such Holder and the performance of the Company over the relevant Performance Period (or, in the discretion of the Committee, that portion of the Performance Period which has been completed at the time of the termination of employment), specifically authorizes the payment to such Holder of all or portion of the amount which would have been paid to such Holder had such Holder continued as an employee through the end of the Performance Period (any such payment to be made in such a time and manner as would have occurred if the Holder's employment had not terminated before the expiration of the Performance Period, unless otherwise determined by the Committee); and

(e) Except as may be expressly provided in this Section 13.4 or in the relevant Award Agreement, all other Awards held by that Holder shall be null and void as of the time of the termination of employment; provided, however, that the foregoing shall not result in the forfeiture of any cash previously paid to, or any shares of Stock (other than shares subject to restrictions at the time of the termination of employment) previously issued or transferred to, such Holder under the Plan.

13.5 Cause of Termination; Employment Relationship. For purposes of this Article XIII, the Committee shall have the authority to determine whether any Eligible Individual's employment with the Company or any Subsidiary, as applicable, terminated as a result of death, Disability, Normal Retirement, a Covered Event, or any other cause or reason. For purposes of Incentive Options, an employment relationship shall be deemed to exist between a Holder and the Company or a Subsidiary that is a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) while the Holder is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Holder's right to re-employment with the Company or Subsidiary that is a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) is guaranteed either by statute or by contract. Where the period of leave exceeds ninety (90) days and where the Holder's right to re-employment is not guaranteed by statute or by contract, termination of employment shall be deemed to have occurred on the ninety-first (91st) day of such leave.

13.6 Exercise Following Death or Disability.

(a) All Options or Stock Appreciation Rights or other Awards requiring exercise that remain subject to exercise following the death of the Holder may be exercised by the Holder's beneficiary as designated by the Holder on such forms and in accordance with such procedures as may be required or authorized by the Committee from time to time (a "Designated Beneficiary") or, in the absence of an authorized designation, by the legatee or legatees of such Options or Stock Appreciation Rights or other Awards requiring exercise under the Holder's last will, or by such Holder's legal representatives, heirs or distributees. If an Option or Stock Appreciation Right or other Award requiring exercise shall be exercised by any Person referenced above (other than a Designated Beneficiary), notice of exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such Person to exercise such Option or Stock Appreciation Right or other Award requiring exercise.

(b) All Options or Stock Appreciation Rights or other Awards requiring exercise that remain subject to exercise following the Disability of the Holder may be exercised by the Holder or by the Holder's guardian or legal representative that meets the requirements of Section 13.7 on such forms and in accordance with such procedures as may be required or authorized by the Committee from time to time (which may include proof of the status of such guardian or legal representative).

13.7 Transferability of Awards. No Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, Dividend Equivalent, or Other Equity-Based Right shall be transferable or subject to pledge, encumbrance or any other disposition in any manner, whether by operation of law or otherwise, other than (to the extent such a transfer is not prohibited by Paragraph 8.2(a) or other provisions of this Plan or the relevant Award Agreement) by (i) will or the laws of descent and distribution or (ii) with respect to all Awards other than Incentive Awards (and with the approval of the Committee), by a domestic relations order. Any Award requiring exercise shall be exercisable during a Holder's lifetime only by that Holder or by that Holder's guardian or legal representative; provided, however, that, under applicable state law, the guardian or legal representative is a mere custodian of the Holder's property or assets, standing in a fiduciary relationship to the Holder and subject to court supervision. Notwithstanding anything in this Section 13.7 to the contrary, however, the Committee may determine to grant a Nonstatutory Option that is transferable by a Holder (but not by a Holder's transferee) to any member of the Holder's immediate family, to a trust established for the exclusive benefit of one or members of the Holder's immediate family, to a partnership or other entity of which the only partners or interest holders are members of the Holder's immediate family, and to a charitable organization, or to any of the foregoing; provided, however, that (i) the Holder receives no consideration for the transfer, (ii) the Holder gives the Committee at least fifteen (15) days prior written notice of any proposed transfer, and (iii) the Holder and transferee shall comply with such other requirements as the Committee may require from time to time to assure compliance with applicable laws, including federal, state and foreign securities laws. Following any transfer permitted by the preceding sentence, a transferred Nonstatutory Option shall continue to be subject to the same terms, conditions and limitations that were applicable immediately prior to its transfer and shall be exercisable by the transferee only to the extent and for the periods that it would have been exercisable by the Holder. The Committee may amend an outstanding Nonstatutory Option to provide that the Nonstatutory Option shall be transferable in the manner described in the two immediately preceding sentences. As used in this Section 13.7, the term "immediate family" shall mean any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include relationships arising from legal adoption. A beneficiary designation authorized pursuant to any provision of the Plan or relevant Award Agreement shall not be deemed a transfer or encumbrance for purposes of this Section 13.7.

13.8 Delivery of Certificates of Stock. Subject to Section 13.9 and upon receipt by the Company of any tax withholding as may be required, the Company shall promptly deliver one or more certificates representing the number of shares of Stock as to which vested Awards payable in Stock have been properly exercised or are otherwise payable (and, with respect to Restricted Stock Awards, with respect to which restrictions have expired or been removed). If a Holder is entitled to receive certificates representing Stock received for more than one form of Award under the Plan, separate Stock certificates may be delivered with respect to each such Award; further, separate Stock certificates may be delivered with respect to shares of Stock issued or transferred upon exercise of Incentive Options and Nonstatutory Options respectively.

13.9 Certain Conditions. Nothing herein or in any Award Agreement shall require the Company to permit any exercise of, or issue or transfer any shares with respect to, any Award if (i) the Holder has failed to satisfy any term, condition or limitation of the Plan or the relevant Award Agreement or (ii) that issuance or transfer would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable law or regulation (including state and foreign securities laws and regulations), or any rule of any applicable securities exchange or securities association. At the time of any grant or exercise of an Option or Stock Appreciation Right, at the time of any grant or vesting of a Stock Award, and at the time of any grant or settlement of any other Award, the Company may, as a condition precedent to such grant or exercise of that Option or Stock Appreciation Right, grant or vesting of the Stock Award, or grant or settlement of such other Award, require from the Holder of the Award (or in the event of the Holder's death or Disability, the Holder's Designated Beneficiary, guardian, legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's or such Persons' intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary or appropriate to ensure that any disposition by that Holder or such other Person will not involve a violation of the Securities Act, any other applicable law or regulation (including state and foreign securities laws and regulations), or any rule of any applicable securities exchange or securities association. The Company may also endorse such legend or legends upon certificates for any shares of Stock issued or transferred pursuant to the Plan, and may issue such "stop transfer" instructions to its transfer agent in respect of such shares, as the Committee determines from time to time to be necessary or appropriate to (i) prevent a violation of, or perfect an exemption from, the registration requirements of the Securities Act or any other applicable state or foreign securities law, (ii) implement the provisions of the Plan and any relevant Award Agreement, or (iii) permit the Company to determine the occurrence of any disposition of shares of Stock issued or transferred upon exercise of an Incentive Option that would disqualify the Incentive Option from the incentive option tax treatment afforded by Section 422 of the Code.

13.10 Certain Directors and Officers. If any of the terms, conditions or limitations of the Plan or any Award Agreement would preclude any award to an Eligible Individual who is subject to Section 16(b) of the Exchange Act from qualifying for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16(b)-(3), then those conflicting terms, conditions or limitations shall be deemed inoperative to the extent necessary to allow such qualification (unless the Board of Directors has expressly determined that the Plan, or the Committee has expressly determined that the Award, should not comply with Rule 16(b)-(3)). In addition, all Award Agreements for Eligible Individuals who are subject to
Section 16(b) of the Exchange Act shall be deemed to include such additional terms, conditions and limitations as may be required in order for the related Award to qualify for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16(b)-(3) (unless the Committee has expressly determined that any such Award should not comply with the requirements of Rule 16b-3).

13.11 Securities Act Legend. The Committee may require that certificates for some or all shares of Stock issued or transferred pursuant to the Plan have a legend similar to the following, or statements of other applicable restrictions, endorsed thereon:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued or transferred pursuant to an effective registration statement under the Securities Act.

13.12 Legend for Restrictions on Transfer. Each certificate representing shares of Stock issued or transferred to a Holder pursuant to an Award granted under the Plan shall, if such shares are subject to any transfer restriction, including a right of first refusal, provided for under the Plan or the relevant Award Agreement, bear a legend that complies with applicable law with respect to such transfer restriction, such as:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THE SOUTHERN UNION COMPANY 2003 STOCK OPTION AND INCENTIVE PLAN AS ADOPTED BY SOUTHERN UNION COMPANY (THE "COMPANY") ON ________________, ___ AND AN AWARD AGREEMENT THEREUNDER BETWEEN THE COMPANY AND ___________ DATED ______________, _____, AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE COMPANY WILL FURNISH A COPY OF SUCH INSTRUMENT AND AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

13.13 Rights as a Stockholder; Dividends. Except as may be specifically provided to the contrary by the Committee pursuant to Paragraph 8.2(e) with respect to a particular Restricted Stock Award, a Holder shall have no right as a stockholder with respect to any shares of Stock covered by the Holder's Award until a certificate representing those shares is issued in the Holder's name and subject to any further restrictions imposed in accordance with the Plan. Except as may be expressly determined by the Committee from time to time with respect to one or more Awards, and subject to such terms, conditions and limitations as the Committee may establish with respect to the same, no adjustment shall be made for dividends (whether ordinary or extraordinary, whether in cash or other property or assets) or distributions or other rights for which the record date is before the date that the certificate is issued and any such restrictions have expired or been removed.

13.14 No Interest. Neither the value of any shares of Stock, nor any cash or other property or assets, issued, transferred or delivered with respect to any Award under the Plan shall bear any interest, even if not issued, transferred or delivered when required by the Plan, except as may be otherwise provided in the applicable Award Agreement or as may be required pursuant to rules and procedures established by the Committee from time to time for the crediting of such interest.

13.15 Furnishing of Information. Each Holder shall furnish to the Company all information requested by the Company that the Committee deems necessary or appropriate in order to allow the Company to administer the Plan and any Awards or to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable law or regulation.

13.16 No Obligation to Exercise. No grant of any Award shall impose any obligation upon the Holder or any other Person to exercise the same or any part thereof.

13.17 Remedies. The Company shall be entitled to recover from a Holder the Company's damages, costs and expenses, including reasonable attorneys' fees, incurred in connection with the enforcement of any of the terms, conditions or limitations of the Plan or any Award Agreement, whether by an action to enforce specific performance, for damages for breach, or otherwise.

13.18 Certain Information Confidential. As partial consideration for the granting of each Award hereunder, each Holder agrees with the Company that such Holder shall keep confidential all information and knowledge that such Holder may have relating to the manner, extent and amount of the Holder's (or any other Holder's) participation in the Plan; provided, however, that the Holder may disclose such information or knowledge to the Holder's spouse or to the Holder's tax or financial advisors, provided such disclosure is made pursuant to similar terms and conditions (but without any further rights of distribution). The foregoing obligations of confidentiality shall not apply to the extent that the Company specifically consents in writing to further disclosure or to the extent that the information or knowledge becomes generally and readily available to the public without breach by the Holder or any other Person of any contractual, fiduciary or other duty owed to the Company or any of its affiliates. In addition, the foregoing obligations of confidentiality shall not prohibit a Holder from disclosing such information or knowledge to the extent such Holder is required to do so by government or judicial order, provided that such Holder gives the Company prompt written notice of such order and a reasonable opportunity to limit such disclosure and reasonable assistance in contesting or limiting any such disclosure.

13.19 Consideration. No Option or Stock Appreciation Right shall be exercisable, no restriction on any Restricted Stock Award shall lapse, and no other Award shall be settled in Stock with respect to a Holder unless and until the Holder shall have paid cash or other property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

13.20 Deferral of Payment.

(a) Deferral Opportunity. The Committee may permit a Holder to defer such Holder's receipt of all or part of a payment of cash or Stock in connection with an Award pursuant to the provisions of a Deferred Stock Plan that is effective on the Date of Grant of such Award.

(b) Measurement of Deferred Payments. Any payments deferred pursuant to this
Section 13.20 shall be recorded in a bookkeeping account maintained by the Company. To the extent that the Committee provides for such deferred payments to be adjusted pursuant to a measurement standard, the value of such payments shall be adjusted to reflect the performance of any measurement standard (including the price of Stock) prescribed by the Committee or, in the discretion of the Committee, elected by the Participant.

(c) Payment of Deferred Payments. The value of any payments deferred pursuant to this Section 13.20 shall be paid to the Holder or the Holder's beneficiary as provided in the Deferred Stock Plan referred to in Paragraph 13.20(a).

(d) Plan Remains Unfunded. Notwithstanding any deferral under this Section 13.20, the Plan shall remain unfunded, as described in Section 15.7.

(e) Payment of Tax Withholding. In the event any payments are deferred pursuant to this Section 13.20, appropriate adjustments shall be made to the provisions of the Plan that deal with tax withholding obligations, including the date of measurement of such withholding obligations and the dates applicable to the measurement, withholding or delivery of any shares of Stock withheld or delivered in satisfaction of such withholding obligations.

13.21 Optional Acceleration, Etc. At the option of the Committee, the Company may (but shall not be required to), at any time or from time to time, take any one or more of the following actions:

(a) accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding Options and Stock Appreciation Rights (or any portion thereof);

(b) accelerate in whole or in part the expiration of some or all of the restrictions applicable to any one or more of the outstanding Restricted Stock Awards so that the Stock subject to those Awards (or any portion thereof) shall be owned by the Holders thereof without (or subject to less extensive) transfer restrictions or risks of forfeiture; and

(c) take such other actions (to the extent not inconsistent with the Plan or the relevant Award Agreement) as the Committee may determine with respect to the acceleration of vesting or payment of any or all of the outstanding Stock Bonus Awards, Performance Units, Dividend Equivalents or Other Equity-Based Rights, or any portion of any thereof.

The Company shall promptly notify each Holder of any election or action taken by the Company under this Section 13.21. In the event of any election or action taken by the Company pursuant to this Section 13.21 that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement, together with such other instruments as the Committee may determine, in each case with such signatures as the Committee may reasonably request, to the Company in order for that amendment or cancellation to be implemented. The failure of the Holder to deliver any such Award Agreement to the Company as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Company or the Committee under this
Section 13.21.

13.22 Dispute Resolution.

(a) Any claim, demand, cause of action, dispute or controversy arising out of or relating to the Plan, any Award Agreement, any Award, the parties' performance with respect to any thereof, or any alleged breach of any thereof, and any claims, demands, causes of actions, disputes or controversies that are pursuant to a separate written agreement to be dealt with pursuant to the provisions of this Section, shall be settled by binding arbitration in accordance with the then current rules of the American Arbitration Association by three (3) independent and impartial arbitrators of whom each party shall appoint one, and those appointed arbitrators shall select a third arbitrator, who shall be the presiding arbitrator. Judgment upon any award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

(b) Either party may commence arbitration proceedings by giving notice (the "Arbitration Notice") to the other party demanding that the Dispute be arbitrated, specifying in reasonable detail the nature of the Dispute and the amount, if any, to be submitted to arbitration. The arbitration hearing shall take place in any city on which the parties agrees, or failing such agreement within ten (10) days after the date the Arbitration Notice is given, in New York, New York. The arbitration hearing shall be continuous subject to weekends, holidays or other days to be mutually agreed.

(c) The arbitrators shall render their award no later than thirty (30) days after the conclusion of the hearing. The arbitrators shall base their awards on the terms of the Plan and the relevant Award Agreements and shall follow the law and judicial precedents which a United States Judicial District Judge sitting in New York, New York would apply in the event the Dispute was litigated in such court. The parties expressly agree that this Section shall confer no power or authority upon the arbitrators to render any judgment or award that is erroneous in its application of substantive law and expressly agree that no such erroneous judgment or award shall be eligible for confirmation. The arbitrators shall render their award in writing and, unless both parties agree otherwise, shall include the findings of fact and conclusions of law upon which their award is based. Nothing in this Section shall preclude the parties from contractually agreeing to maximum and/or minimum levels of damages applicable to any such award, whether or not such agreement is disclosed to the arbitrators and any award shall be subject to such agreement. The arbitrators shall apply the substantive laws of the State of New York, without regard to principles of conflicts of laws.

(d) Unless otherwise agreed, and unless otherwise determined by the arbitrators, each party shall bear its own costs and expenses, including attorneys' fees, in connection with the arbitration, including the fees and expenses of the arbitrator appointed by them, except that the expenses and fees of the third arbitrator, expenses for hearing facilities, and other expenses of the arbitration itself shall be shared equally between the parties.

(e) The existence and results of any arbitration under this Section shall be treated as confidential under Section 13.18 of the Plan.

(f) Notwithstanding the foregoing provisions of this Section, and whether or not an arbitration proceeding has been initiated, any party shall be entitled to seek, and all courts having jurisdiction are authorized to issue and enforce in any lawful manner, (i) such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to the Company's, any of its Subsidiaries' or such party's interest or as otherwise may be appropriate pending the conclusion of the arbitration proceedings pursuant to this Section, and (ii) such judgments for permanent and equitable relief as may be necessary to prevent harm to the Company's, any Subsidiaries' or such party's interest or as otherwise may be appropriate following the issuance of arbitration awards pursuant to this Section.

                                      XIV.

               DURATION AND AMENDMENT OF PLAN AND AWARD AGREEMENTS

14.1 Duration. No Awards may be granted hereunder after the date that is ten
(10) years after the Effective Date; provided, however, that Awards granted prior to the expiration of such period may extend beyond the expiration of such period, in accordance with the terms of the Plan (including all rights of the Company and the Committee hereunder) and the relevant Award.

14.2 Amendment, etc.

(a) The Board of Directors may, at any time and from time to time, insofar as is permitted by law, suspend or terminate the Plan, in whole or in part, but without the consent of such Holder no such action shall adversely affect any rights, or increase any obligations, of any Holder with respect to any Award previously granted to such Holder hereunder. The Board of Directors may also, at any time and from time to time, insofar as is permitted by law, amend or modify the Plan in any respect whatsoever including (i) for purposes of making the Plan comply with Section 16(b) of the Exchange Act and the exemptions from that Section, the Code (including Section 422 of the Code), or the Employee Retirement Income Security Act of 1974, as amended, (ii) for purposes of meeting or addressing any changes in any legal requirements applicable to the Company or the Plan or (iii) for any other purpose permitted by law. Notwithstanding the foregoing, (i) any amendment or modification of the Plan is subject to any other applicable restrictions on such amendment or modification set forth in the Plan,
(ii) without the consent of such Holder no such amendment or modification shall adversely affect any rights, or increase any obligations, of any Holder under any Award previously granted to such Holder hereunder and (iii) without the consent of the holders of a majority of the shares of Stock represented and voting on such amendment or modification at a shareholders' meeting duly called and held, no amendment or modification to the Plan may be made that would (a) increase the aggregate number of shares of Stock that may be issued or transferred under the Plan or increase the aggregate number of shares of Stock subject to Awards that may be granted to any Eligible Individual in one calendar year pursuant to Section 5.7 (except for acceleration of vesting or other adjustments pursuant to Sections 12.1, 13.1 or 13.21 of the Plan, to the extent each is applicable), or (b) modify the requirements regarding eligibility for participation in the Plan; provided, however, that such amendments or modifications may be made without the consent of stockholders of the Company if
(x) necessary to permit Incentive Options granted under the Plan to qualify as incentive stock options within the meaning of Section 422 of the Code, or (y) necessary to comply with changes that occur in law or in other legal requirements (including Rule 16b-3, Section 162(m) and the Employee Retirement Income Security Act of 1974, as amended).

(b) Subject to the terms, conditions and limitations of the Plan, Rule 16b-3, to the extent it is applicable, and any consent required by the last three sentences of this Paragraph 14.2(b), the Committee may (a) modify, amend, extend or renew outstanding Awards granted under the Plan, and (b) accept the surrender of Awards requiring exercise that may be outstanding under the Plan (to the extent not previously exercised) and authorize the granting of new Awards in substitution for such outstanding Awards (or portion thereof) so surrendered. Without the consent of the Holder, the Committee may not modify or amend the terms of an Incentive Option at any time to include provisions that have the effect of changing the Incentive Option to a Nonstatutory Option; provided, however, that the consent of the Holder is not required to the extent that the acceleration of the vesting of an Incentive Option (whether under Section 12.1 or Section 13.21 or otherwise) causes the Incentive Option to be treated as a Nonstatutory Option, for federal tax purposes, to the extent that it exceeds the $100,000 limitation described in Section 6.10. Without the consent of the Holder and of the holders of a majority of the shares of Stock represented and voting on such modification or amendment at a shareholders' meeting duly called and held, the Committee may not modify or amend any outstanding Option so as to specify a higher or lower exercise price or accept the surrender of outstanding Incentive Options and authorize the granting of new Options in substitution therefor specifying a higher or lower exercise price, or take any other action to "reprice" any option if the effect of such repricing would be to increase or decrease the exercise price applicable to such Option. In addition, no modification or amendment of an Award shall, without the consent of the Holder, adversely affect any rights of the Holder or increase the obligations of the Holder under such Award except, with respect to Incentive Options, as may be necessary to satisfy the requirements of Section 422 of the Code.

                                      XV.

                                     GENERAL

15.1 Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to Awards shall be used for general corporate purposes or any other purpose permitted by law.

15.2 Right of the Company and Subsidiaries to Terminate Employment. Nothing contained in the Plan, or in any Award Agreement, shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate any such employment relationship at any time.

15.3 No Liability for Good Faith Determinations. Neither the Board of Directors nor the Committee nor any member of either shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under the Plan, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

15.4 Other Benefits. Participation in the Plan shall not preclude any Holder from eligibility in (or entitle any Holder to participate in) any other stock or stock option plan of the Company or any Subsidiary or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plan that the Company or any Subsidiary has adopted or may, at any time, adopt for the benefit of its employees or other Persons. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of securities and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.5 Exclusion From Pension and Profit-Sharing Compensation. By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any Subsidiary except as may otherwise be specifically provided in such plan. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that no Award to such Holder shall affect the amount of any life insurance coverage, if any, provided by the Company or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

15.6 Execution of Receipts and Releases. Any payment of cash or other property or assets or any issuance or transfer of shares of Stock to the Holder, or to the Holder's Designated Beneficiary, guardian, legal representatives, heirs, legatees, distributees or permitted assigns, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Committee may require any Holder, Designated Beneficiary, guardian, legal representative, heir, legatee, distributee or assignee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as the Committee shall determine.

15.7 Unfunded Plan. Insofar as it provides for Awards of cash, Stock or other property or assets, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock, other property or assets or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Stock, other property or assets or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock, other property or assets or rights thereto to be granted under the Plan. Any liability of the Company to any Holder with respect to a grant of cash, Stock, other property or assets or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property or assets of the Company. Neither the Company nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

15.8 No Guarantee of Interests. Neither the Company, the Board of Directors nor the Committee guarantees the Stock of the Company from loss or depreciation.

15.9 Payment of Expenses. Subject to Section 13.17, all expenses incident to the administration, termination or protection of the Plan, including legal and accounting fees and any issue taxes with respect to the issuance of shares of Stock pursuant to the Plan, shall be paid by the Company or its Subsidiaries.

15.10 Company Records. The records of the Company or its Subsidiaries regarding any Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

15.11 No Liability of Company. The Company assumes no obligation or responsibility to the Holder or the Holder's Designated Beneficiary, guardian, legal representatives, heirs, legatees, distributees or assignees for any act of, or failure to act on the part of, the Committee.

15.12 Company Action. Any action required of the Company shall be by resolution of its Board of Directors or by a duly authorized officer of the Company or by another Person authorized to act by resolution of the Board of Directors.

15.13 Severability. Whenever possible, each provision of the Plan and each Award Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement, or the application thereof to any Person or under any circumstances, is invalid or unenforceable to any extent under applicable law, then such provision shall be deemed severed from the Plan or such Award Agreement with respect to such Person or circumstance, without invalidating the remainder of the Plan or such Award Agreement or the application of such provision to other Persons or circumstances, and a new provision shall be deemed substituted in lieu of the provision so severed which new provision shall, to the extent possible, accomplish the intent of the parties as evidenced by the provision so severed.

15.14 Notices. Except as may be expressly provided in the Plan or the relevant Award Agreement, whenever any notice is required or permitted to be given under the Plan or such Award Agreement, such notice must be in writing and delivered (including delivery by private courier or facsimile transmittal) or sent by mail (which if to the Company must be certified or registered, return receipt requested) postage and charges prepaid, addressed to the Person for whom the communication is intended (which for the Company shall be the address of the Company's chief executive office from time to time, or such other address as may be established from time to time by the Committee, and which for any Holder shall be the address for such Holder set forth in the relevant Award Agreement or such other address as shall have been furnished by notice by such Holder to the Company). Any such notice shall be deemed to be given on the date received or (if mailed in the manner set forth herein) three (3) Business Days after the date of mailing. Any person entitled to notice hereunder may waive such notice.

15.15 No Waiver. No waiver of any provision of the Plan or any Award Agreement shall be effective unless made in writing and signed by the party to be charged with the waiver. Failure of any party at any time to require any other party's performance of any obligation under the Plan or Award Agreement shall not affect the right to require performance of that obligation. Any waiver by any party of any breach of any provision of the Plan or any Award Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, or as a waiver or modification of the provision itself.

15.16 Successors. Subject to the restrictions contained herein, the Plan shall be binding upon the Holder, the Holder's Designated Beneficiaries, guardian, legal representatives, heirs, legatees, distributees and permitted assigns, and upon the Company, its successors and assigns.

15.17 Further Assurances. Each Holder shall execute and deliver such documents, and take or cause to be taken such other actions, as may be reasonably requested by the Committee in order to implement the terms of the Plan and any Award Agreement with respect to that Holder.

15.18 Governing Law. EXCEPT AS MAY BE OTHERWISE PROVIDED IN A PARTICULAR AWARD AGREEMENT, TO THE EXTENT NOT GOVERNED BY FEDERAL LAW, THIS PLAN AND EACH AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT ISSUES REGARDING THE INTERNAL AFFAIRS OF THE COMPANY SHALL BE GOVERNED BY THE LAW OF THE COMPANY'S JURISDICTION OF ORGANIZATION.

15.19 Jurisdiction and Venue. EXCEPT AS MAY BE OTHERWISE PROVIDED IN A PARTICULAR AWARD AGREEMENT AND SUBJECT TO SECTION 13.22, EACH HOLDER HEREBY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF NEW YORK AND HEREBY AGREES THAT ANY SUCH COURT SHALL BE A PROPER FORUM FOR THE DETERMINATION OF ANY DISPUTE ARISING UNDER THE PLAN OR ANY AWARD AGREEMENT WITH RESPECT TO SUCH HOLDER.

15.20 Interpretation. When a reference is made in the Plan or any Award Agreement to Schedules, Exhibits or Addenda, such reference shall be to a schedule, exhibit or addendum to this Plan or the relevant Award Agreement unless otherwise indicated. Each instance in the Plan or any Award Agreement of the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation." As used in the Plan or any Award Agreement, the term "days" means calendar days, not business days, unless otherwise specified. Unless otherwise specified, the words "herein," "hereof," and "hereunder" and other words of similar import refer to the Plan or relevant Award Agreement as a whole and not to any particular article, section, paragraph, subparagraph, schedule, exhibit, addendum or other subdivision. Similarly, unless otherwise specified, the words "therein," "thereof" and "thereunder" and other words of similar import refer to a particular agreement or other instrument as a whole and not to any particular article, section, paragraph, subparagraph, schedule, exhibit, addendum or other subdivision. Unless otherwise specified, any reference to a statute includes and refers to the statute itself, as well as to any rules and regulations made and duly promulgated pursuant thereto, and all amendments made thereto and in force currently from time to time and any statutes, rules or regulations thereafter duly made, enacted and/or promulgated, as may be appropriate, and/or any other governmental actions thereafter duly taken from time to time having the effect of supplementing or superseding such statute, rules, and/or regulations. The language in all parts of the Plan and each Award Agreement shall be in all cases construed simply, fairly, equitably, and reasonably, according to its plain meaning and not strictly for or against one or more of the parties. Any table of contents or headings contained in the Plan or any Award Agreement are for reference purposes only and shall not be construed to affect the meaning or interpretation of the Plan or any Award Agreement. When required by the context,
(i) whenever the singular number is used in the Plan or any Award Agreement, the same shall include the plural, and the plural shall include the singular; and
(ii) the masculine gender shall include the feminine and neuter genders and vice versa.

15.21 No Representations. NEITHER THE COMPANY, ANY OF ITS SUBSIDIARIES OR OTHER AFFILIATES, THE BOARD OF DIRECTORS OR THE COMMITTEE, OR ANY MEMBER OF EITHER THEREOF MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER REGARDING THE LEGAL, TAX OR ACCOUNTING CONSEQUENCES OF ANY ASPECT OF THE PLAN OR ANY AWARDS, INCLUDING ANY REPRESENTATION OR WARRANTY THAT ANY OPTION SHALL BE TREATED AS AN INCENTIVE STOCK OPTION UNDER THE CODE. BY ACCEPTING ANY AWARD, EACH HOLDER ACKNOWLEDGES THAT SUCH HOLDER HAS CONSULTED WITH SUCH ADVISORS AS THE HOLDER HAS DEEMED APPROPRIATE WITH RESPECT TO ANY OF SUCH MATTERS.

                  [Remainder of page intentionally left blank]

   Adopted as of the Effective Date.

                                               SOUTHERN UNION COMPANY,
                                               a Delaware corporation


                                               By:______________________________
                                                  ------------------------------
                                                              (Print Name)
                                                  ------------------------------
                                                              (Print Title)